UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Commitment Letter (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”).

The Debtors filed motions with the Bankruptcy Court seeking authorization to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating their businesses, the Debtors are seeking approval of the Bankruptcy Court of a variety of “first day” motions, including motions to obtain customary relief intended to ensure the Debtors’ ability to continue their ordinary operations after the filing date.

The Debtors have requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.”

The Company filed a motion (the “Motion”) requesting that the Bankruptcy Court enter interim and final orders designed to assist the Debtors in preserving certain tax attributes by establishing, among other things, notification and hearing procedures (the “Procedures”) relating to proposed transfers of its common stock and the taking of worthless stock deductions and setting a final hearing to consider the issues addressed in the Interim Order. If approved by the Bankruptcy Court, the Procedures would, among other things, restrict transfers involving, and require notice of the holdings of and proposed transactions by any person or “entity” (as defined the applicable U.S. Treasury Regulations) owning or seeking to acquire ownership of 4.5% or more of the Company’s common stock. If the Procedures are approved by the Bankruptcy Court, any actions in violation of the Procedures (including the notice requirements) would be null and void ab initio, and (a) the person or entity making such a transfer would be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s common stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s common stock would be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The Motion is available at https://dm.epiq11.com/case/tuesdaymorning/info, or by calling the Company’s claims agent, Epiq Corporate Restructuring LLC, at (855) 917-3492 (or +1 (503) 520-4429 for international calls) or sending an email to TuesdayMorningInfo@epiqglobal.com.

Commitment Letter for Debtor-in-Possession Financing

On May 26, 2020 and prior to commencement of the Chapter 11 Cases, the Debtors entered into a commitment letter (the “DIP Commitment Letter”) with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Bank of America, N.A. (collectively, the “Commitment Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Commitment Parties agreed to provide a super priority secured debtor-in-possession revolving credit facility in an aggregate amount of up to $100 million (the “DIP Facility”). The Commitment Parties are the existing lenders under the Credit Agreement, dated August 18, 2015 and as previously amended (the “Pre-Petition ABL Credit Agreement”), among the Debtors, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, swingline lender and issuing bank, and the Commitment Parties as lenders.

The Debtors filed a motion with the Bankruptcy Court seeking entry of interim and final orders approving, among other things, (1) the DIP Facility, (2) the Debtors’ entry into the Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) among the Debtors, JPMorgan Chase Bank, N.A., as administrative agent, for itself and the other Commitment Parties, and (3) the Debtors’ use of cash collateral in accordance with the proposed terms of the DIP Facility. If approved by the Bankruptcy Court, an initial amount of up to $50 million would be available for revolving loans under the DIP Facility upon entry of the interim order, with the remaining amounts to become available upon entry of a final order by the Bankruptcy Court.

The proposed terms of the DIP Facility are set forth in the form of DIP ABL Credit Agreement attached to the DIP Commitment Letter. The DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The proposed terms of the DIP Facility would require the Debtors to, among other things, maintain certain minimum liquidity requirements, obtain additional debtor-in-possession financing in an amount of up to $25 million secured by the Debtors’ real estate, and receive approval of a plan of reorganization or sale of substantially all assets of the Debtors through the chapter 11 process by agreed upon deadlines.

Under the proposed terms of the DIP Facility, amounts available for advances would be subject to a borrowing base generally consistent with the borrowing base under the Pre-Petition ABL Credit Agreement, subject to certain agreed upon exceptions. The proposed DIP Facility would require that all proceeds of advances under the DIP Facility be used only for ordinary course general corporate and working capital purposes, costs of administration of the Chapter 11 Cases, certain professional fees and fees and expenses relating to the DIP Facility, in each case, in accordance with a cash flow budget that will be updated on a weekly basis (the “Budget”), subject to certain permitted variances. The DIP Facility would require that all cash received by the Debtors (other than proceeds of the DIP Facility) be applied to repay outstanding amounts under the Pre-Petition ABL Credit Agreement.

The commitments of the lenders under the proposed DIP Facility would terminate and outstanding borrowings under the DIP Facility would mature at the earliest of the date which is one hundred eighty (180) days after the Petition Date; the entry of an order pursuant to section 363 of the Bankruptcy Code approving the sale of substantially all of the Debtors’ assets; the effective date of any plan of reorganization; or upon the occurrence of an Event of Default or such other date as the outstanding borrowings under the DIP Facility are accelerated.

The foregoing summary of the proposed DIP Facility is qualified in its entirety by reference to the full text of the DIP Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, and the terms of which are subject to Bankruptcy Court approval.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Commitment Letter is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under the Pre-Petition ABL Credit Agreement. As of the Petition Date, the Company had outstanding borrowings of approximately $47.9 million (including approximately $8.8 million in letters of credit) under the Pre-Petition ABL Credit Agreement.

The Pre-Petition ABL Credit Agreement provides that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Company believes that any efforts to enforce such payment obligations under the Pre-Petition ABL Credit Agreement currently are stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement with respect to the Pre-Petition ABL Credit Agreement are subject to the applicable provisions of the Bankruptcy Code and any Bankruptcy court orders impacting the stay.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The motions filed by the Debtors with the Bankruptcy Court on May 27, 2020 include a motion to establish procedures for the closure of up to 230 of its store locations. If the motion is approved, the Company expects to close 133 store locations in a first wave of store closings beginning on or around June 8, 2020. The Company expects to close an additional 98 stores following negotiations with its landlords. The Company also expects to close its Phoenix, Arizona distribution center. The Company is not able to estimate at this time the amount, nature and timing of the charges that will be incurred as a result of these actions.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

Transfer of Listing.

On May 27, 2020, the Company received a letter from the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) notifying it that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq. Accordingly, unless the Company requests an appeal of this determination, trading of the common stock will be suspended at the opening of business on June 5, 2020 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the common stock from listing and registration on Nasdaq. The Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that the common stock will be delisted.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020, the Company entered into retention letters (the “Retention Letters”) with each of Steven R. Becker, Stacie Shirley, Trent Taylor, Bridgett Zeterberg and Phillip D. Hixon. The Retention Letters provided for the payment on May 22, 2020 of retention awards in the following amounts: $600,000 to Mr. Becker; $250,000 to each of Ms. Shirley, Mr. Taylor and Ms. Zeterberg; and $150,000 to Mr. Hixon.

Under the terms of each Retention Letter, 50% of the retention award will vest on February 1, 2021 (the “Time-Based Vesting Date”), and 50% of the retention award will vest on the earlier of (1) a sale of all or substantially all of the Company’s assets as a going concern in an event that constitutes a “change in control” under the Company’s 2014 Long-Term Incentive Plan or (2) in the event the Company files a plan of reorganization (and not a plan of liquidation), the date of confirmation by the applicable court of such plan of reorganization (the “Performance-Based Vesting Date”). Under each Retention Letter, the applicable officer will be required to repay the portion of the retention award that has not yet vested within 10 days of the first to occur of the following: (1) with respect to 100% of such officer’s retention award, the termination of such officer’s employment by the Company for cause or such officer’s voluntary resignation; or (2) with respect to the portion of the retention award eligible to vest on the Performance-Based Vesting Date, a sale of assets or liquidation other than a sale of assets as a going concern.

The foregoing summary of the Retention Letters is qualified in its entirety by reference to the full text of the Retention Letters, a form of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 27, 2020, the Company issued a press release in connection with the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company cautions that trading in the Company’s securities (including, without limitation, its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Bankruptcy Court filings and other documents related to the Chapter 11 Cases are available at https://dm.epiq11.com/case/tuesdaymorning/info, or by calling the Company’s claims agent, Epiq Corporate Restructuring LLC, at (855) 917-3492 (or +1 (503) 520-4429 for international calls) or sending an email to TuesdayMorningInfo@epiqglobal.com.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 Cases, the Company’s plan to continue its operations while it works to complete the its proposed reorganization, the Company’s proposed debtor-in-possession financing, the Company’s plans for store closures and lease renegotiations, financial projections and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases; objections to the DIP Facility or other pleadings filed that could protract the Chapter 11 Cases; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the DIP Facility, and the outcome of the Chapter 11 Cases generally; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility, including the Company’s ability to maintain certain minimum liquidity requirements, obtain additional financing secured by the Company’s real estate and obtain approval of a plan of reorganization or sale of all of its assets by agreed upon deadlines; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the Company’s ability to continue to operate their business during the pendency of the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Cases; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; the trading price and volatility of the Company’s common stock and the effects of the expected delisting from The Nasdaq Stock Market; litigation and other risks inherent in a bankruptcy process; the effects and length of the novel coronavirus pandemic; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Commitment Letter for Debtor-in-Possession Credit Facility

10.2	Form of Retention Letter

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: May 28, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources,
General Counsel and Corporate Secretary